Exhibit 99.1

Novacea Schedules Special Meeting of Stockholders

for Vote on Merger with Transcept

South San Francisco, California, January 6, 2009—Novacea, Inc. (Nasdaq: NOVC) announced today an upcoming special meeting of Novacea stockholders to vote on matters related to the proposed merger between Novacea and Transcept Pharmaceuticals, Inc. The meeting is scheduled to be held at 9:00 a.m. Pacific on Tuesday, January 27, 2009 at Novacea headquarters, 400 Oyster Point Boulevard, Suite 200, South San Francisco, California 94080.

Novacea also announced that the Securities and Exchange Commission (SEC) has declared effective the Registration Statement on Form S-4 containing the proxy statement/prospectus/information statement, which was mailed on or about January 2, 2009 to Novacea stockholders of record as of December 24, 2008. All Novacea stockholders of record as of December 24, 2008 are entitled to vote on the transaction. Novacea stockholders are urged to read the proxy statement/prospectus/information statement as it contains important information regarding the proposed merger.

Assuming stockholder approval of the issuance of Novacea common stock pursuant to the merger agreement and the other proposals set forth in the proxy statement/prospectus/information statement, immediately following the merger, Novacea will change its name to Transcept Pharmaceuticals, Inc.

The merger of Novacea and Transcept would result in a NASDAQ-listed specialty pharmaceutical company focused on the development and commercialization of proprietary products that address important therapeutic needs in the fields of psychiatry and sleep medicine. The lead Transcept product candidate, Intermezzo®, is a sublingual low dose formulation of zolpidem that has been developed for use as-needed for the treatment of insomnia when a middle of the night awakening is followed by difficulty returning to sleep. Intermezzo® Phase 3 clinical trials have been completed and, on September 30, 2008, Transcept submitted a New Drug Application for Intermezzo® to the U.S. Food and Drug Administration, which was accepted for filing on December 15, 2008. The related Prescription Drug User Fee Act (PDUFA) date is scheduled for July 30, 2009.

About Novacea

Novacea is a biopharmaceutical company that had been focused on in-licensing, developing and commercializing novel cancer therapies. Novacea has two product candidates, including Asentar™, which had been in a Phase 3 clinical trial for androgen-independent prostate cancer, and AQ4N, a hypoxia-activated prodrug. There are currently no clinical trials underway or planned for Asentar™ or AQ4N, and both programs are part of current out-licensing efforts by Novacea.

Safe Harbor

This press release contains forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995 (the “Act”). Novacea disclaims any intent or obligation to update these forward-looking statements, and claim the protection of the Safe Harbor for forward-looking statements contained in the Act. Examples of such statements include statements about the proposed merger of Novacea and Transcept Pharmaceuticals, including the business of the combined company and the proposed name change to take place in connection with the consummation of the proposed merger. Such statements are based on management’s current expectations, but actual results may differ materially due to various risks and uncertainties, including, but not limited to, failure of Novacea stockholders to approve matters related to the merger, including the issuance of shares of Novacea common stock to Transcept stockholders; Novacea or Transcept inability to satisfy the conditions of the merger, or that the merger is otherwise delayed or ultimately not consummated; and other events and factors disclosed previously and from time to time in Novacea filings with the Securities and Exchange Commission, including the Novacea Annual Report on Form 10-K for the year ended December 31, 2007 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2008.

Additional Information about the Merger and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed transaction between Novacea and Transcept. In connection with the transaction, Novacea has filed a registration statement on Form S-4 with the SEC containing a proxy statement/prospectus/information statement, which registration statement has been declared effective by the SEC. The final proxy statement/prospectus/information statement included in the Form S-4 was mailed on or about January 2, 2009 to Novacea stockholders of record as of December 24, 2008 in advance of the scheduled January 27, 2009 meeting of Novacea stockholders to consider the proposals related to the merger. Investors and security holders of Novacea are urged to read the proxy statement/prospectus/information statement because it contains important information about Novacea, Transcept and the proposed transaction. The proxy statement/prospectus/information statement, and any other documents filed by Novacea with the SEC, may be obtained free of charge at the SEC web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Novacea by contacting Novacea Investor Relations by e-mail at IR@novacea.com or by telephone at (650) 228-1800. Investors and security holders are urged to read the proxy statement/prospectus/information statement and the other relevant materials before making any voting or investment decision with respect to the proposed transaction. Novacea and its respective directors and executive officers may be deemed to be participants in the solicitation of proxies from its stockholders in favor of the proposed transaction. Information about the directors and executive officers of Novacea and their respective interests in the proposed transaction is available in the proxy statement/prospectus/information statement. This communication shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any sale of securities in any jurisdiction in which such solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

Contacts:

Novacea

Ed Albini

Chief Financial Officer

(650) 228-1800

albini@novacea.com

WeissComm Partners (on behalf of Novacea)

Danielle Bertrand

(415) 946-1056

dbertrand@wcpglobal.com

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